UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2015

NATIONAL RETAIL PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-11290	56-1431377
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 South Orange Avenue Suite 900 Orlando, Florida	32801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (407) 265-7348

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On October 14, 2015, National Retail Properties, Inc. (the “Company”) announced the pricing of an underwritten public offering of $400.0 million aggregate principal amount of 4.00% Notes due 2025 (the “Notes”) pursuant to an underwriting agreement, dated October 14, 2015 (the “Underwriting Agreement”), among the Company and Citigroup Global Markets Inc., Wells Fargo Securities, LLC and RBC Capital Markets, LLC, as representatives of the several underwriters named therein. The Notes will be governed by the Indenture dated as of March 25, 1998 between the Company and U.S. Bank National Association, as trustee, which will be supplemented by a fourteenth supplemental indenture. The offering is expected to close on October 21, 2015.

The net proceeds from the offering are expected to be approximately $395.5 million. The Company intends to use the net proceeds from the offering to repay outstanding indebtedness under its credit facility, to fund future property acquisitions and for general corporate purposes.

The Notes offered will be senior unsecured obligations of the Company and will rank equally with all of the Company’s other existing and future senior unsecured indebtedness. The Notes will bear interest at 4.00% per annum. Interest on the Notes will be payable semi-annually on May 15 and November 15, commencing May 15, 2016. The Notes will mature on November 15, 2025.

The Notes are registered under the Securities Act of 1933, as amended, pursuant to the Registration Statement on Form S-3 (File No. 333-202237), filed by the Company with the Securities and Exchange Commission on February 23, 2015.

The summary of the Underwriting Agreement in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement, which is attached as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Forward-Looking Statements:

Statements in this current report that are not strictly historical are “forward-looking” statements. Forward-looking statements involve known and unknown risks, which may cause the Company’s actual future results to differ materially from expected results. For example, the fact that the offering has priced may imply that the offering will close, but the closing is subject to conditions customary in transactions of this type and may be delayed or may not occur at all. Additional risks and information concerning those and other factors that could cause actual results to differ materially from those forward-looking statements are contained from time to time in the Company’s other Securities and Exchange Commission (“SEC”) filings, including, but not limited to, the Company’s Annual Report on Form 10-K. Copies of such filings may be obtained from the Company or the SEC. Such forward-looking statements should be regarded solely as reflections of the Company’s current operating plans, intentions, expectations and estimates. Actual outcomes and operating results may differ, in some cases materially, from what is expressed or forecast in this current report. The Company undertakes no obligation to publicly release or update the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date these statements were made.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

1.1	Underwriting Agreement, dated October 14, 2015, among the Company and Citigroup Global Markets Inc., Wells Fargo Securities, LLC and RBC Capital Markets, LLC, as representatives of the several underwriters named therein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL RETAIL PROPERTIES, INC.

By:	/s/ Kevin B. Habicht
Name:	Kevin B. Habicht
Title:	Executive Vice President,
Chief Financial Officer,
Assistant Secretary and Treasurer

Dated: October 20, 2015